Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-104212) pertaining to Hudson Highland Group, Inc. 401(k) Savings Plan of our report dated June 13, 2005, relating to the financial statements and supplemental schedule of Hudson Highland Group, Inc. 401(k) Savings Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

New York, New York

June 17, 2005